Exhibit 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter referred to as “Agreement”) is made and entered into by and between Andrew Namenye (hereinafter referred to as “Employee”) and Lippert Components, Inc., LCI Industries, Lippert Components Manufacturing, Inc., and all related companies (hereinafter referred to as “Lippert” or the “Company”) (hereinafter collectively referred to as the “Parties” and each a “Party”).

In consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, each intending to be legally bound hereby, agree as follows:

1.Separation Date. Employee’s employment with the Company will terminate on July 31, 2025, or a date sooner to be determined at the Company’s sole discretion (“Separation Date”). As of the Separation Date, Employee will be relieved of all of Employee’s titles, duties, responsibilities, and authority as an employee or officer of the Company and will have resigned all appointments held with, or for the benefit of, the Company. For the avoidance of doubt, beginning on the date this Agreement is signed by both Parties (the “Signature Date”), the Company and Employee intend that Employee will focus his employment-related efforts primarily on (i) transitioning his duties and responsibilities to Company employees and (ii) providing reasonable transition support to those employees (collectively, the “Transition”). To effectuate the Transition, Employee shall work directly with Company employees in the Legal and Human Resources departments. Moreover, during the Transition, the Company can and may reallocate any duties, responsibilities, and/or authority of Employee following the Signature Date and in its sole discretion; provided, however, that any reallocation of duties, responsibilities, and/or authority by the Company shall not in any way affect the provisions of this Agreement or Employee’s salary, benefits, title, or employment status during the Transition.

2.Severance Benefits. For and in consideration of the execution and non-revocation of this Agreement by Employee, Employee’s execution, return and non-revocation of the document attached hereto as “Exhibit A” following his Separation Date, and Employee fully abiding by the Agreement’s terms, the Company agrees to provide Employee with the following consideration:

(a)provide severance to Employee in an amount equivalent to two (2) times his annual base salary, in the gross amount of $1,250,000.00, less all applicable deductions;
(b)provide Employee with an amount equivalent to two (2) times Employee’s average bonus or incentive compensation actually paid to Employee during the 36-month period immediately preceding his Separation Date, in the gross amount of $887.418.00, less all applicable deductions;
(c)provide Employee with his current management incentive plan payout, in the gross amount of $662,500.00, less all applicable deductions, to be paid no later than January 9, 2026;
(d)allow Employee’s awarded but unvested restricted stock units (“RSUs”) to immediately vest and become exercisable upon Employee’s Separation Date. The Parties agree and understand that no additional RSUs will be awarded to Employee except for any dividend equivalent units or other similar units to be added to Employee’s RSU holdings resulting from any dividends paid by the Company to LCI Industries shareholders prior to the Separation Date and according to the applicable RSU agreement;

Andrew Namenye

Exhibit 10.1
(e)provide Employee with a lump sum payment to offset costs of COBRA in the gross amount of $15,000.00, less applicable deductions, to be paid within 30 days following the Separation Date, assuming all consideration and revocation periods in the Agreement have lapsed;
(f)provide Employee with six (6) months of outplacement service assistance via an outplacement firm selected by the Company at its sole discretion. Such outplacement services must be requested by Employee no later than January 1, 2026;
(g)allow Employee to retain his Company-provided cell phone and computer following his Separation Date, with the understanding that both devices will first be reviewed by Lippert to ensure that all Company data has been removed from the devices at or around Employee’s Separation Date; and
(h)allow Employee to represent that his departure from the Company was the result of a voluntary resignation pursuant to the “by Executive with Good Reason” provision of the July 26, 2022 Executive Employment Agreement (“Employment Agreement”). In so doing, the Company agrees not to classify Employee’s termination as one occurring with Cause or without Cause pursuant to the Employment Agreement and both parties agree to waive any and all notice periods provided for in the Employment Agreement to effectuate a voluntary resignation from the Company pursuant to the “by Executive for Good Reason” provision of the Employment Agreement. Except for any required governmental filing(s) related to Employee’s employment and/or separation from the Company, the language of which the Parties shall agree upon prior to the Company filing the applicable document(s), the Parties agree that in any oral or written communication made by Employee and/or Company regarding the circumstances of Employee’s separation from the Company, he and/or the Company, as appropriate, will only indicate that Employee “voluntarily resigned.”

In accordance with the Employment Agreement, Employee’s stock-based awards that vest upon the achievement of one or more performance goals will terminate in accordance with the terms of the applicable performance stock award agreement. Moreover and pursuant to Section 4(b) of the Employment Agreement, the Severance Benefits referenced above in Sections 2(a) and 2(b) will be paid out, less all applicable deductions, in equal weekly payments on the regular payroll cycle over the 24-month period following Employee’s Separation Date and on the first payroll period following the expiration of any consideration and revocation periods noted in the Agreement. With the exception of the consideration detailed above, Employee will not receive, nor be entitled to receive, any other compensation, pay, bonuses, grants, or any other benefits from Lippert other than those benefits and payments set forth in this Agreement. The Parties further acknowledge and agree that, except as expressly set forth herein, each Party to this Agreement will bear its own costs and attorney’s fees.

3.General Release by the Parties. Except for the “Claims Not Released” as defined below, Employee hereby fully and forever releases, waives, discharges, and promises not to sue or otherwise institute or cause to be instituted any charges, complaints, claims, or legal proceedings against Lippert, along with its past or present parents and related companies, divisions, subsidiaries, affiliates, partners, joint ventures, direct and indirect owners, as well as any of its officers, agents, directors, shareholders, board members, principals, partners, trustees, supervisors, employees (current and former), contractors, representatives, benefit plan fiduciaries, attorneys, clients, insurers, and legal predecessors, successors, heirs, executors, administrators, assigns, and all persons acting by, through, under, or in concert with any of them (the “Released Parties”) with

Andrew Namenye

Exhibit 10.1
respect to any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity, or otherwise, whether known or unknown, which Employee ever had, now has, or may or might in the future have against the Released Parties, arising out of events, acts, or omissions occurring at any time before the moment Employee signs this Agreement, including, but not limited to any matter, cause, or claim arising out of or related to facts or events occurring prior to the execution of this Agreement and/or arising from and relating to Employee’s employment with Lippert, or the termination therefrom, including, but not limited to all claims and causes of action arising under any federal, state, or local law or statute, including without limitation those arising under the Fair Labor Standards Act, Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, Section 1981 through 1988 of Title 42 of the United States Code, Employee Retirement Income Security Act, Family and Medical Leave Act, National Labor Relations Act, Fair Credit Reporting Act, Worker Adjustment and Retraining Notification Act or any state equivalent, Equal Pay Act, federal and state wage and hour laws, leave laws, sick and safe time laws, laws of contract, interference, and tort; all claims for discrimination, harassment, retaliation, wrongful termination, emotional distress, defamation, libel, slander, invasion of privacy, unfair business practices, misrepresentation, fraud, interference with business relationships, contractual relationships, or employment relationships of any kind, breach of duty and/or the implied covenant of good faith and fair dealing, interference with and/or breach of contract (express or implied, in fact or in law, oral or written), any claim for recovery of lost wages, vacation or PTO, benefits, other employment compensation, medical expenses, other economic and non-economic damages, penalties, liquidated damages, compensatory damages, punitive damages, injunctive relief, reinstatement, attorneys’ fees, costs, expenses; and any other statutory or common law claims relating to or in any way arising out of or connected with the prior employment of Employee with Lippert or the termination of that employment, as well as recovery of any other type arising under federal, state, or local law.

For and in consideration of the agreements and commitments set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby fully and forever releases, waives, discharges, and promises not to sue or otherwise institute or cause to be instituted any charges, complaints, claims, or legal proceedings against Employee, along with his successors, heirs, and assigns with respect to any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity, or otherwise, whether known or unknown, which the Company ever had, now has, or may or might in the future have against Employee, arising out of events, acts, or omissions occurring at any time before the moment the Company signs this Agreement, including, but not limited to any matter, cause, or claim arising out of or related to facts or events occurring prior to the execution of this Agreement and/or arising from and relating to Employee’s employment with Lippert, or the termination therefrom, with the exception of any claims arising out of Employee’s violation of: Sections 5 or 6 of Employee’s Employment Agreement, any provisions contained in governing stock option, restricted stock, performance stock unit, or stock appreciation rights plans or awards, any recoupment or compensation recovery policies, the LCI Industries Insider Trading Policy (and its Addendum for Restricted Persons), and/or any confidentiality or covenant agreement executed by Employee as any such claims are not being waived by the Company as part of this release provision.

4.Unknown Claims. Employee understands that Employee is releasing the Released Parties from claims that Employee may not know about as of the date of the execution of this Agreement, and that is Employee’s knowing and voluntary intent. Employee is expressly assuming

Andrew Namenye

Exhibit 10.1
that risk and agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly waives all rights Employee might have under any law that is intended to protect him from waiving unknown claims, and Employee understands the significance of doing so. The Company understands that Lippert is releasing Employee from claims that the Company may not know about as of the date of the execution of this Agreement, and that is the Company’s knowing and voluntary intent, with the exception of any claims arising out of Employee’s violation of: Sections 5 or 6 of Employee’s Employment Agreement, any provisions contained in governing stock option, restricted stock, performance stock unit, or stock appreciation rights plans or awards, any recoupment or compensation recovery policies, the LCI Industries Insider Trading Policy (and its Addendum for Restricted Persons), and/or any confidentiality or covenant agreement executed by Employee as any such claims are not being waived by the Company as part of the release contained in Section 3. The Company is expressly assuming that risk and agrees that this Agreement shall remain effective in all respects in any such case. The Company expressly waives all rights the Company might have under any law that is intended to protect it from waiving unknown claims, and the Company understands the significance of doing so.

5.Specific Release of ADEA Claims. In further consideration of the payments provided to Employee in this Agreement, Employee hereby irrevocably and unconditionally fully and forever waives, releases, and discharges the Released Parties from any and all claims, whether known or unknown, from the beginning of time to the date of Employee's execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, Employee hereby acknowledges and confirms that: (a) Employee has read this Agreement in its entirety and understands all of its terms; (b) Employee has been advised of and has availed himself of Employee’s right to consult with Employee’s attorney prior to executing this Agreement; (c) Employee knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained herein; (d) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (e) Employee was given at least 21 days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired; (f) Employee understands that Employee has seven (7) days from the date Employee signs this Agreement to revoke the release in this section by delivering notice of revocation via e-mail to Hilary Johnson at hjohnson@lci1.com and contemporaneously to Patty Simon at pesimon@martensonlaw.com before the end of such seven-day period; and (g) Employee understands that the release contained in this section does not apply to rights and claims that may arise after the date on which Employee signs this Agreement. If Employee revokes this Agreement on a timely basis, there shall be no payments made or benefits provided as set forth in the “Severance Benefits” section of this Agreement. The Agreement shall not be effective and the Severance Benefits will not be distributed, until after the revocation period has expired without this Agreement being revoked.

6.Claims Not Released. Claims not covered by this general release are claims for: (a) state disability insurance benefits pursuant to applicable state law; (b) benefits under applicable workers’ compensation and/or unemployment compensation benefits laws; (c) benefit entitlements vested as of the date of Employee’s termination, pursuant to written terms of any Lippert or other applicable employee benefit plan; (d) COBRA rights which Employee may now have or elect; (e) any other claims which, by applicable law, cannot be released; and (f) rights and claims that may

Andrew Namenye

Exhibit 10.1
arise after the date on which Employee signs this Agreement, including any claims for breach of this Agreement (collectively, “Claims Not Released”).

7.Covenant Not to Sue. Employee further acknowledges and covenants not to sue Released Parties, or to participate or aid in any way in any suit or proceeding or to execute, seek to impose, collect or recover upon, or otherwise enforce or accept any judgment, decision, award, warrant or attachment upon any claim released by Employee herein. Employee warrants that as of the time of execution of this Agreement, Employee has not assigned or transferred any claims of any nature that Employee would otherwise have against Released Parties. Employee also acknowledges and covenants that Employee understands that after signing this Agreement, Employee cannot proceed against any person or party mentioned in it with respect to or on account of any of the matters referred to in it; provided, however, that this covenant not to sue does not extend to those claims not released by Employee in this Agreement. The Company acknowledges and covenants not to sue Employee, or to participate or aid in any way in any suit or proceeding or to execute, seek to impose, collect or recover upon, or otherwise enforce or accept any judgment, decision, award, warrant, or attachment upon any claim released by the Company herein. The Company warrants that as of the time of execution of this Agreement, the Company has not assigned or transferred any claims of any nature that the Company would otherwise have against Employee. The Company also acknowledges and covenants that the Company understands that after signing this Agreement, the Company cannot proceed against Employee with respect to any claims against Employee the Company has released; provided, however, that this covenant not to sue does not extend to those claims not released by the Company in this Agreement.

8.Cooperation. Employee further agrees and understands that, as a condition for Employee receiving the Severance Benefits, and in consideration thereof, Employee will reasonably cooperate with Lippert in resolving outstanding issues relating to Employee’s former employment with Lippert. In this regard, Employee shall make himself available upon reasonable request by Lippert for telephone calls to discuss any outstanding issues relating to his former employment with Lippert, which issues shall only include Transition-related items but shall not include continuing Company requirements previously or currently handled by Employee or new or ongoing projects that Employee is managing or would normally manage. Employee agrees and acknowledges that he is not entitled to any compensation beyond the Severance Benefits when he complies with this Cooperation obligation unless the amount of time required for Employee to fulfill his obligations under this Section 8 after the Separation Date exceeds a cumulative total of 10 hours (the “Cooperation Limit”). For any cooperation or assistance that will require time beyond the Cooperation Limit following the Separation Date, Employee agrees to charge Lippert an hourly rate or a flat fee, to be agreed upon by the Parties, payable to Employee to provide such cooperation or assistance beyond the Cooperation Limit. Should Employee refuse and/or fail to reasonably cooperate with Lippert as outlined herein, Lippert shall notify Employee that his cooperation is requested and give Employee seven (7) days to provide such cooperation. If Employee fails to provide such reasonable cooperation according to this Agreement after Lippert’s request and the expiration of the time period outlined above, all of Lippert’s obligations to provide the Severance Benefits shall become null and void. Furthermore, should Employee refuse and/or fail to reasonably cooperate with Lippert as outlined above after receiving any payments pursuant to this Agreement, Employee’s obligations and commitments under this Agreement shall remain in effect and binding. For the avoidance of doubt, as of the Signature Date, the Parties acknowledge and agree that Employee’s employment-related duties, responsibilities, and efforts shall be primarily focused on the Transition. As such, the Parties intend that any outstanding issues

Andrew Namenye

Exhibit 10.1
relating to Employee’s former employment with Lippert will be resolved at the time of the Separation Date.

9.Confidentiality & Non-Disclosure.

a.Confidential Information. In the course of Employee’s employment, Employee has acquired knowledge of trade secrets and other confidential information described below (the “Confidential Information”) concerning the Company’s operations, plans, products, finances, employees, and business methods, which information Employee understands could be damaging to the Company if disclosed to a competitor or made available to any other person or corporation. Such trade secrets and Confidential Information may include, by way of example and not limitation: information that is not generally known to the Company’s competitors; the nature of products and services provided to the Company’s customers and the costs thereof; agreements and practices with respect to the terms, rates, and services provided; methodologies; processes; training programs; information related to the Company’s relations with its employees, including job classifications, skills, and salaries; financial, sales, training, and marketing data, plans, and strategies; customer lists; and pricing lists and policies. Trade secrets and Confidential Information do not include any data or information that has been voluntarily disclosed to the public by the Company (except if made without authorization) or the Released Parties, that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Subject to the exclusions contained herein, Employee agrees not to disclose or reveal the Company’s trade secrets or Confidential Information to anyone, and not to use the Company’s trade secrets or Confidential Information for any personal or business purpose; provided, however, that nothing in this Agreement prohibits Employee from speaking with the Equal Employment Opportunity Commission, the state division of human rights, a local commission on human rights, or an attorney retained by the Employee. Further, nothing herein shall prohibit or restrain Employee from providing truthful testimony in response to a subpoena or a court order, or from providing truthful information to Government Agencies as defined below. The agreements set forth in this paragraph shall survive the termination of other arrangements contained in this document and the duty imposed on Employee hereunder shall remain effective for as long as the trade secrets and Confidential Information remain protected under state law. The Parties agree and acknowledge that this non-disclosure provision is reasonable and breach of this provision would cause harm to the Company.

i.Notwithstanding the foregoing, nothing in this Agreement prohibits Employee from reporting waste, fraud, abuse, and/or possible violations of law or regulation to any government agency or entity or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. Solely in connection with such reporting, Employee may disclose Confidential Information, in confidence, to a government official or to an attorney to address possible violations of the law; however, any disclosure of Confidential Information must be in good faith and effectuated in a manner that reasonably prevents the dissemination of Confidential Information beyond those persons necessary to make the report or filing, such as filing the Confidential Information under seal and otherwise taking reasonable steps to prevent it from being publicly disclosed. While Employee is encouraged to bring any such possible violation to the attention of the Company, Employee does not need the prior authorization of the Company to make any such reports or disclosures to these entities.

Andrew Namenye

Exhibit 10.1
ii.The Company also reserves the right to avail itself of the remedies available under the Defend Trade Secrets Act of 2016, which remedies include injunctive relief, damages for actual loss or unjust enrichment caused by the misappropriation of the Company’s Confidential Information, and exemplary damages in an amount not more than two times the amount of actual damages. However, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not otherwise disclose the trade secret, except pursuant to court order.

b.Agreement Confidentiality. Except as reasonably necessary to enforce the terms and conditions of this Agreement, Employee shall make no disclosure of any kind concerning this Agreement and the sums paid as consideration under this Agreement to any person, persons, or organization(s), except that Employee may disclose such information to Employee’s significant other and to Employee’s attorneys, accountants, and/or other advisors to whom disclosure is reasonably necessary to effect the purposes for which Employee has consulted such advisor(s). While not limiting the generality of the foregoing, "disclosure" includes a statement, written or oral, to any person, newspaper, magazine, radio, television station, social media, or publishing company.

c.Permitted Disclosures. Employee agrees that in connection with any disclosure permitted hereunder (e.g. to a significant other or advisor) or authorized by law, Employee shall cause such third party to whom disclosure has been made to agree to comply with this covenant of confidentiality and non-disclosure unless the purpose of the disclosure is part of an effort to enforce the terms and conditions of this Agreement.

10.Ongoing Obligations and Forfeiture of Severance. In the event Employee violates any of the provisions in this Agreement, his Employment Agreement, or any other surviving agreement or document referenced herein, and fails to correct any such violation(s) which are capable of remedy within seven (7) days of his receipt of notice from the Company outlining such violation(s), which notice shall include adequate facts and details to allow Employee to determine if such a provision has been violated, the Company shall have the right to discontinue the Severance Benefits if not already provided. Employee further acknowledges and agrees that, pursuant to Section 6(A) of the Employment Agreement, any and all Severance Benefits paid or required to be paid shall be subject to repayment to the Company pursuant to the terms of any clawback, recoupment, or other similar policy implemented by the Company prior to the Signature Date. In the event of such discontinuance of Severance Benefits, however, Employee’s obligations and commitments under this Agreement shall remain in effect and binding.

11.Return of Property. Pursuant to Section 5(A)(iii) of the Employment Agreement, all property, documents, data, and Confidential Information prepared or collected by Employee as part of Employee’s employment with the Company, in whatever form, are and shall remain the property of the Company. Except as provided for in Section 2(g) above, Employee agrees that Employee

Andrew Namenye

Exhibit 10.1
shall return, by the Employee’s Separation Date, all documents, data, Confidential Information, and other property belonging to the Company in Employee’s possession, custody, or control, regardless of how stored or maintained and including all originals, copies, and compilations.

12.Non-Reemployment. Employee confirms that Employee’s employment with Lippert has ended as of the Separation Date. Employee understands that as of his Separation Date, Employee will no longer represent that Employee is an officer, director, or employee of Lippert, and Employee will immediately discontinue using Employee’s Company mailing address, telephone number, facsimile, voice mail, and/or e-mail address (unless the Company requests that Employee continue to use such e-mail address for Transition purposes). Employee does hereby agree and acknowledge that Employee is not entitled to and will not seek employment, reemployment, and/or reinstatement with the Released Parties unless contacted by the Company for employment or recruiting purposes. It is further agreed that the Released Parties have no duty or obligation to hire Employee in the future nor shall Employee file any type of legal action or claim against the Released Parties for not reemploying Employee following his cessation of employment with Lippert.

13.Non-Disparagement. Employee agrees Employee will not, orally or in writing, publicly or privately, post, publish, make, or express any comment, view, or opinion which criticizes, is adverse to, brings disrepute in the eyes of the public, defames, derogates, or disparages Lippert, or any officers, directors, employees, affiliated companies, or agents, nor shall Employee authorize any agent or representative to make or express any such comment, view, or opinion; provided, however, that nothing herein shall prohibit or restrain Employee from providing truthful testimony in response to a subpoena or a court order, or from providing truthful information to Government Agencies as defined below. The Company agrees to instruct its current Named Executive Officers (“NEOs”) and members of the Board of Directors employed or serving at the time of the Signature Date to not orally or in writing, publicly or privately, (i) post, publish, make, or express any comment, view, or opinion which criticizes, is adverse to, brings disrepute in the eyes of the public, defames, derogates, or disparages Employee, or (ii) communicate anything false, inaccurate, or defamatory about Employee to any Company employees, including other Company officers or members of the Board of Directors, or any outside parties; provided, however, that nothing herein shall prohibit or restrain such NEOs or Board members from: (a) providing truthful testimony in response to a subpoena or a court order; (b) providing truthful information to Government Agencies as defined below; (c) making any comments in the context of an LCI Industries Board meeting; (d) making any comments to other NEOs in the context of a meeting involving NEOs; or (e) making any comments or providing any information in the context of effectuating the transition of Employee’s titles, duties, responsibilities, and authorities with any Company employee, Board Member, potential non-employee candidates for his role(s), or consultants or advisors.

14.No Voluntary Participation in Claims Against Released Parties. Employee agrees that Employee will not voluntarily participate in any other individual’s or class’s litigation, grievance, or administrative claim against Lippert and/or any Released Party except as related to a consumer product liability class action, nor encourage any other individual to pursue any litigation, grievance, or administrative claim against Lippert and/or any Released Party. Nothing in this section is intended to preclude Employee from disclosing information in response to a subpoena duly issued by a court of law, arbitrator, or a government agency having jurisdiction or power to compel such disclosure or from giving full, complete, truthful, and cooperative answers in response to a duly issued subpoena. Should Employee be served with a subpoena relating to Lippert or any

Andrew Namenye

Exhibit 10.1
Released Party, Employee agrees to promptly notify Lippert in writing of the subpoena, and to provide Lippert with a copy of the subpoena no later than seven (7) days prior to providing testimony or producing any documents in compliance with the subpoena. Notice shall be provided to Hilary Johnson at hjohnson@lci1.com and contemporaneously to Patty Simon at pesimon@martensonlaw.com.

Employee further understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate or share information with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies. However, based on the release of claims set forth above, Employee acknowledges and agrees that Employee is releasing all claims and causes of action that Employee might personally pursue or that might be pursued in Employee’s name and, to the extent permitted by applicable law, his right to recover damages (monetary or otherwise) or obtain injunctive relief that is personal to Employee in connection with such claims and causes of action; provided, however, that this acknowledgement and agreement does not extend to the Claims Not Released by Employee in this Agreement. Notwithstanding any other provision contained herein, nothing in this Agreement shall be construed as a waiver of any right which, by law, cannot be waived.

15.Wages, Vacation/PTO Time, and Business Expenses Paid. Employee represents and warrants that as of the date of the signing of this Agreement, Employee will have been paid and received all leave (paid or unpaid), compensation, wages, overtime, bonuses, commissions, penalties, premiums, properly submitted business expenses, and/or benefits to which Employee is entitled, and that no other leave (paid or unpaid), compensation, overtime, wages, bonuses, commissions, penalties, premiums, and/or benefits are due to Employee up to the moment of his signature. The Parties acknowledge that this provision is not intended to cover (i) the Severance Benefits to be paid, (ii) any salary and/or benefits still owing to Employee for work performed the week prior to the Signature Date, and any time following the Signature Date and prior to his Separation Date; or (iii) any reasonable and approved business expenses incurred in May and June 2025 that still need to be submitted by Employee for reimbursement. For the avoidance of doubt, the Parties intend that Employee shall receive his full salary, properly submitted business expenses, and benefits through July 31, 2025, even if the Company decides to accelerate the Separation Date. If the Company decides to accelerate the Separation Date, Employee shall no longer be responsible to provide the Transition services but shall continue to be employed by the Company through July 31, 2025, for the purpose of continuing the Company’s payments, provision of benefits, and reimbursements to Employee as outlined in the previous sentence.

16.Attorneys’ Fees and Expenses. The Parties agree to bear their own respective attorneys’ fees and expenses related to the subject matter of this Agreement. In the event that any Party shall institute any action, proceeding, or litigation against another Party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys’ fees, in addition to any other relief to which the Party is found entitled.

17.Tax Liabilities. The Company makes no representation as to the tax consequences or liability arising from the Severance Benefits herein. Employee further agrees that: (i) Employee

Andrew Namenye

Exhibit 10.1
shall be solely responsible for all federal, state, and/or local tax liability, if any, arising from Employee’s receipt of the Severance Benefits pursuant to this Agreement, including any interest or penalties associated with Employee’s tax liability, and Employee will not look to or seek from the Company compensation for any tax liability or related costs Employee incurs as a result of the Severance Benefits; (ii) no tax advice has been provided to Employee whatsoever by the Company or its attorneys; and (iii) should any taxing authority seek to recover from the Company any taxes, interest, or penalties deemed to be due as a result of Employee’s receipt of the Severance Benefits, Employee shall indemnify, defend, and hold harmless the Company and its successors and assigns from and against any and all such claims for taxes, interest, or penalties unless such taxes, interest, or penalties are a result the Company’s failure to remit proper deductions or withholdings to the proper party or are otherwise caused by the Company’s failure to take an action it typically would take in a similar scenario. As noted in the Severance Benefits section of this Agreement, Lippert will make all applicable deductions from any payments described herein.

18.Code Section 409A. Employee acknowledges that the Company makes no representation as to the tax consequences or liability arising from the Severance Benefits including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”). Employee agrees to pay any and all income, excise, and other federal, state, and local taxes which may be determined to be due in connection with the payments described above, and the Company may withhold from any payments such amounts determined to be required or authorized for tax purposes. The Parties acknowledge that the Severance Benefits payable under this Agreement are intended to be exempt from or comply with Section 409A. The Company shall be entitled to report such payments as required by applicable law. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” as defined by Section 409A. For purposes of Section 409A, the right to receive a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Further, for purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment. In no event may Employee, directly or indirectly, designate the calendar year of a payment. Notwithstanding any provisions in the Agreement to the contrary, Employee acknowledges that he is a “specified employee” (within the meaning of Section 409A) as of the Separation Date, and, as a result, distribution of the termination benefits specified herein (to the extent that they are subject to and not otherwise exempt or excepted from Section 409A (e.g., under the short-term deferral exception and/or the severance pay exception)) shall not commence earlier than six months after the effective date of Employee’s separation from service with the Company. Payments delayed by the preceding sentence shall be accumulated and paid on the earliest administratively feasible date permitted by such sentence. Benefits delayed by this provision shall commence on the day after such delay.

19.No Admission. The Parties hereby acknowledge, recognize, and understand that nothing contained in this Agreement shall constitute, be construed, or be treated as an admission of liability or wrongdoing by the Released Parties or Employee. The Parties further agree that the payment and benefits conferred herein are not to be construed as an admission of liability on the part of the persons, corporations, and entities hereby released, by whom liability is expressly denied.

20.Successors. This Agreement shall be binding upon the Parties, and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the

Andrew Namenye

Exhibit 10.1
benefit of each and all of the Released Parties, and to their heirs, representatives, executors, administrators, successors, and assignees.

21.Governing Law and Jurisdiction and Venue. The Parties hereby agree that this Agreement and all related disputes will be governed by and construed in accordance with the laws of the State of Indiana, and that any actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and federal courts located in Indiana. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature.

22.Severability. The Parties hereby agree that if any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of the Agreement shall not be affected thereby and shall be enforced as if the invalid provision or portion thereof were not a part of this Agreement. Should any provision or portion thereof be held unenforceable for any reason, then such provision or portion thereof shall be enforced to the maximum extent permitted by law. Nothing in this section or in any other provision of this Agreement shall, or is intended to, limit any other rights or remedies Lippert may have by virtue of this Agreement or otherwise.

23.Scanned and Counterpart Signatures. The Parties agree that scanned signatures are deemed to be originals and that this Agreement may be executed in counterpart originals with like effect as if executed in a single original document.

24.Affirmation. Employee acknowledges that during his employment with the Company, Employee has been subject to the Company’s Guidelines for Business Conduct and the Insider Trading Policy (and its Addendum for Restricted Persons), each as amended from time to time. Employee understands that certain aspects of those policies continue to apply to Employee after his Separation Date and so long as Employee may have confidential, non-public information of the Company. Employee further acknowledges that in his position with the Company, he has executed certain documents that contain Confidential Information as well as confidentiality provisions. In connection with these documents, Employee agrees to remain bound by the confidentiality provisions contained therein and to not disclose any information that is deemed proprietary or confidential by the Company or any third-party entities contracting with the Company. For purposes of this provision, Confidential Information shall be that information as defined in Section 9a above.

25.Entire Agreement. The Parties hereby acknowledge and agree that no promises or representations were or are made which do not appear written in this Agreement, that this Agreement contains the entire agreement between Employee and Lippert, and that no Party is relying on any representation or promise that does not appear in this Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subjects contained herein and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral, with the exception of Sections 5 and 6 contained within Employee’s Employment Agreement, any governing stock option, restricted stock, performance stock unit, or stock appreciation rights plan or award, any recoupment or compensation recovery policies, the LCI Industries Insider Trading Policy (and its Addendum for Restricted Persons), and/or any confidentiality or covenant agreement executed by Employee, which remain in effect and binding even after Employee’s Separation Date. In connection with the foregoing, the Parties agree and

Andrew Namenye

Exhibit 10.1
acknowledge that should there be any inconsistency between this Agreement and the other documents referenced herein, the provisions in any such agreement shall be interpreted in such a manner to give the Company its maximum rights and enforceability with respect to the provision(s) at issue. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever except in writing duly executed by Employee and an authorized representative of Lippert.

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated:
Andrew Namenye

Dated:
For and on behalf of Lippert Components, Inc.

Title

Andrew Namenye

Exhibit 10.1

Exhibit “A”

[To be executed by Employee no earlier than the day after his Separation Date, and no later than 30 days after his Separation Date. Upon execution, a signed copy of this document shall be returned to the Company’s General Counsel at hjohnson@lci1.com no later than August 31, 2025.]

In consideration for Employee’s receipt of the Severance Benefits outlined in Section 2 of the Separation Agreement and General Release (the “Agreement”) between Employee and Lippert Components, Inc., LCI Industries, Lippert Components Manufacturing, Inc. and all related companies (hereinafter referred to as “Lippert” or “Company”), and except for the “Claims Not Released” outlined in this Agreement, Employee hereby fully and forever releases, waives, discharges, and promises not to sue or otherwise institute or cause to be instituted any charges, complaints, claims, or legal proceedings against Lippert, along with its past or present parents and related companies, divisions, subsidiaries, affiliates, partners, joint ventures, direct and indirect owners, as well as any of its officers, agents, directors, shareholders, board members, principals, partners, trustees, supervisors, employees (current and former), contractors, representatives, benefit plan fiduciaries, attorneys, clients, insurers, and legal predecessors, successors, heirs, executors, administrators, assigns, and all persons acting by, through, under, or in concert with any of them (the “Released Parties”) with respect to any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether known or unknown, which Employee ever had, now has, or may or might in the future have against the Released Parties, arising out of events, acts, or omissions occurring at any time up to the moment Employee executes this Exhibit A, including, but not limited to, any claims or causes of action arising out of Employee’s employment with Lippert and/or the cessation of such employment. Without limiting the generality of the foregoing, and except for the “Claims Not Released” outlined in this Agreement, this document specifically releases all claims and causes of action arising under any federal, state, or local law or statute, including without limitation those arising under the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq. and/or the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. § 626(f), et seq., the Fair Labor Standards Act, Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, Section 1981 through 1988 of Title 42 of the United States Code, Employee Retirement Income Security Act, Family and Medical Leave Act, National Labor Relations Act, Fair Credit Reporting Act, Worker Adjustment and Retraining Notification Act or any state equivalent, Equal Pay Act, federal and state wage and hour laws, leave laws, sick and safe time laws, laws of contract, interference, and tort; all claims for discrimination, harassment, retaliation, wrongful termination, emotional distress, defamation, libel, slander, invasion of privacy, unfair business practices, misrepresentation, fraud, interference with business relationships, contractual relationships, or employment relationships of any kind, breach of duty and/or the implied covenant of good faith and fair dealing, interference with and/or breach of contract (express or implied, in fact or in law, oral or written), any claim for recovery of lost wages, vacation or PTO, benefits, other employment compensation, medical expenses, other economic and non-economic damages, penalties, liquidated damages, compensatory damages, punitive damages, injunctive relief, reinstatement, attorneys’ fees, costs, expenses; and any other statutory or common law claims relating to or in any way arising out of or connected with the prior employment of Employee with Lippert or the termination of that employment, as well as recovery of any other type arising under federal, state, or local law;

Andrew Namenye

Exhibit 10.1
provided, however, that this Exhibit A does not affect state disability insurance benefits pursuant to applicable state law; benefits under applicable workers’ compensation and/or unemployment compensation benefits laws; benefit entitlements vested as of the date of Employee’s termination, pursuant to written terms of any Lippert or other applicable employee benefit plan; COBRA rights which Employee may now have or elect; any other claims which, by applicable law, cannot be released; and any claims included in the “Claims Not Released” section of this Agreement.

For and in consideration of the agreements and commitments set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby fully and forever releases, waives, discharges, and promises not to sue or otherwise institute or cause to be instituted any charges, complaints, claims, or legal proceedings against Employee, along with his successors, heirs, and assigns with respect to any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity, or otherwise, whether known or unknown, which the Company ever had, now has, or may or might in the future have against Employee, arising out of events, acts, or omissions occurring at any time before the moment the Company signs this Agreement, including, but not limited to any matter, cause, or claim arising out of or related to facts or events occurring prior to the execution of this Agreement and/or arising from and relating to Employee’s employment with Lippert, or the termination therefrom, with the exception of any claims arising out of Employee’s violation of: Sections 5 or 6 of Employee’s Employment Agreement, any provisions contained in governing stock option, restricted stock, performance stock unit, or stock appreciation rights plans or awards, any recoupment or compensation recovery policies, the LCI Industries Insider Trading Policy (and its Addendum for Restricted Persons), and/or any confidentiality or covenant agreement executed by Employee as any such claims are not being waived by the Company as part of this release provision.

In addition to the above detailed release provision, the Parties agree that all representations, affirmations, commitments, covenants, and provisions contained in the Separation Agreement and General Release executed by Employee and the Company are incorporated herein by reference and remain in effect and binding.

Dated:
Andrew Namenye

Dated:
For and on behalf of Lippert Components, Inc.

Title
14

Andrew Namenye